UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2012

Commission File Number:  001-15757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 10, 2012, ImageWare Systems, Inc. (the "Company") announced that Charles Crocker was elected to its Board of Directors effective September 6, 2012. The Board of Directors did not appoint Mr. Crocker to any committees. A copy of the press release announcing Mr. Crocker's election is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Crocker currently serves as Chairman and CEO of Crocker Capital, a private investment company. Mr. Crocker also serves as a director of Franklin Resources, Inc., Teledyne Technologies, Inc., Fiduciary Trust International, Bailard, Inc. and Mercator MedSystems. Franklin Resources, Inc. and Teledyne Technologies, Inc. are both publically traded companies. Beyond his corporate duties, Mr. Crocker serves as a Trustee of the Mary A. Crocker Trust, the Cypress Lawn Cemetery Association and the Fine Arts Museums Foundation of San Francisco.

Mr. Crocker received his B.S. degree from Stanford University and M.B.A. from the University of California, Berkley.

There are no arrangements or understandings pursuant to which Mr. Crocker was appointed as a director, and there are no related party transactions between the Company and Mr. Crocker that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   September 12, 2012
By:	/s/ Wayne G. Wetherell

Name: Wayne G. Wetherell
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated September 10, 2012